Exhibit 99.1

NEWS RELEASE

For Release:  Immediately

Contact:   Glenn Landau, Chief Financial Officer (706) 624-2025

MOHAWK INDUSTRIES REPORTS Q3 RESULTS

Calhoun, Georgia, October 24, 2019 - Mohawk Industries, Inc. (NYSE: MHK) today announced 2019 third quarter net earnings of $156 million and diluted earnings per share (EPS) of $2.15. Adjusted net earnings were $199 million, and EPS was $2.75, excluding restructuring, acquisition and other charges. Net sales for the third quarter of 2019 were $2.5 billion, down 1.0% as reported but flat on a constant currency and days basis. For the third quarter of 2018, net sales were $2.5 billion, net earnings were $227 million and EPS was $3.02, adjusted net earnings were $246 million, and EPS was $3.29, excluding restructuring, acquisition and other charges.
For the nine months ending September 28, 2019, net earnings and EPS were $480 million and $6.61, respectively. Net earnings excluding restructuring, acquisition and other charges were $564 million and EPS was $7.77. For the 2019 nine-month period, net sales were $7.5 billion, flat versus prior year as reported or an increase of 3% on a constant currency and days basis. For the nine-month period ending September 29, 2018, net sales were $7.5 billion, net earnings were $632 million and EPS was $8.42; excluding restructuring, acquisition and other charges, net earnings and EPS were $735 million and $9.80.
Commenting on Mohawk Industries’ third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Our third quarter operating results were in line with our expectations, though we are not satisfied with our performance. As anticipated, our U.S. businesses presented the greatest challenges during the period given soft retail demand, the impact of LVT, a stronger dollar and excess ceramic industry inventories. Trends in our other major markets weakened, creating a more competitive environment. We expect the present conditions to persist and will further adjust our strategies as needed.
“We are progressing on many initiatives to improve our business, with the most significant of these being aligning ceramic production with demand in the U.S., realigning our North American carpet operations, optimizing our LVT manufacturing and ramping up our new plants. In addition, we are entering new product categories, introducing innovative product extensions and optimizing our recent acquisitions in Australia, New Zealand and Brazil. We are investing more in sales personnel and marketing to increase our penetration in new and existing products. We continue to streamline our operations to enhance efficiencies, and we are leveraging automation and process enhancements to lower costs.
“Our free cash flow for the quarter is up year over year, and our balance sheet remains strong. Since the beginning of the third quarter, we purchased over 740,000 shares for approximately $91 million under our stock purchase program.
“For the quarter, our Global Ceramic Segment sales increased 3.5% as reported and 4% on a constant currency and days basis. The segment’s operating margin was 9% as reported, declining year over year primarily due to inflation and lower production rates partially offset by productivity. Our ceramic businesses around the world are facing slowing economies, and excess industry capacities are increasing competition. The U.S. ceramic market has been impacted by a decline in product mix, consumers shifting to LVT and excess inventories in the channel. Recently, the U.S. imposed 104% tariffs on Chinese imports, and further anti-dumping duties are anticipated. We expect the U.S. ceramic market to remain soft, and we are taking actions to improve our sales and costs. We are expanding our offering of stone looks and polished tiles and introducing additional value-oriented collections. We are initiating a limited launch of our new easy installation ceramic tile, and we will expand more broadly in the beginning of the year. We are developing new markets for our porcelain roofing and thick landscape tiles. Our new countertop plant in Tennessee is ramping up, processes and formulations are being refined and new products are being created. Although the Mexican economy has slowed, we have outperformed the industry by expanding our product offering and growing our customer base. We have outpaced the Brazilian ceramic market with our premium brand and leading offering, and we are installing a new porcelain line. In Europe, lower demand is impacting pricing and compressing margins as we increased sales of lower value tile. We are strengthening our higher value offerings by expanding our commercial technical tile, porcelain slabs and outdoor products. Our Russian ceramic business is the market leader and is gaining share due to our national distribution system, owned and franchised stores and project specification teams.

“During the quarter, our Flooring North America Segment’s sales decreased 4% with an operating margin of 8% as reported. Operating income for the segment declined primarily due to lower volume and inflation. The segment has been reorganized by product category to enhance our sales, product and operational strategies and execution. Polyester carpets continue to gain share in a soft market, which has reduced our overall product mix. We have completed the expansion of recycled polyester fiber to support continued growth in the category. The realignment of our residential carpet manufacturing will be largely complete in the fourth quarter and will improve our cost, quality and service. We are closing higher cost extrusion and dyeing assets and consolidating yarn and tufting operations. We have increased automation and upgraded assets to reduce our backing and yarn costs. Our commercial business continues to outperform residential with carpet tile and LVT growing fastest. We are expanding our sales organization and increasing our carpet tile manufacturing. During the period, LVT sales outperformed the other categories, and our operations improved production volume, speeds and cost. In September, we set a record for rigid LVT production, and our flexible LVT line is running at speeds comparable to our European operations. Our manufactured sheet vinyl sales continue to grow as we broaden our position in the apartment and home center channels. We expanded our waterproof laminate offering, and our RevWood collection is growing with its superior scratch and dent resistance, state-of-the art visuals and greater value.
“For the quarter, our Flooring Rest of the World Segment’s sales decreased 2% as reported and increased 2.5% on a constant basis. The segment’s operating margin was 14% as reported, due to volume growth and lower inflation offset by price and mix. In a slower environment, the segment delivered solid results, driven by product innovation, cost improvements, new businesses and acquisitions. Our new LVT, sheet vinyl, laminate and carpet tile operations are making progress in reaching our expected levels. In laminate, we outperformed the market as our new premium products gained momentum and improved our mix. We have introduced the Signature collection, which sets the standard for the most realistic visuals and textures, and we are adding our water-proof technology to most of our laminate products. Our Russian laminate expansion is operating at expected levels, and our sales are growing. As our LVT production increases, we are expanding our sales organization, and we are introducing new rigid collections that are embossed in registration. We continue to enhance our line speeds, yields and formulations, reducing our costs. Our sheet vinyl business improved as our new Russian plant expanded sales and volume increased.

Our insulation business is performing well, with volumes at historically high levels with selling prices and material costs declining. Our panels business has slowed, reducing our pricing and volume partially offset by mix and material cost. In Australia and New Zealand, the integration of our acquisition is largely complete. To increase our position, we are upgrading hard and soft surface offerings, investing in our retail and commercial sales and we have closed high cost assets in Australia.
“We see the present market conditions continuing, and we are taking actions to better position our business for the future. We are investing more in sales and marketing to expand placement of our products and increase the utilization of our new plants. Our new greenfield projects will progress as sales and costs improve. Our LVT production is improving, and increased distribution will follow. Our U.S. and European ceramic businesses are being impacted by lower market demand, and we are reducing inventory levels, expanding product offerings and entering new categories. The restructuring of our U.S. carpet operations will be substantially complete this year and will benefit our costs next year. Taking all of this into account, our EPS guidance for the fourth quarter of 2019 is $2.13 to $2.23, excluding any one-time charges.
“Next year, our business will benefit from our new products, higher utilization of our start-ups and cost reductions we have taken during 2019. Our results and balance sheet should improve with strong cash generation to take advantage of future opportunities. We have a strong global management team, and they are focused on enhancing our results and optimizing our long-term profitability. We will adapt our business strategies to future circumstances as required.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Feltex, Godfrey Hirst, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, October 25, 2019, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 9847415. A replay will be available until November 24, 2019, by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 9847415.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Condensed Consolidated Statement of Operations Data	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Net sales	$2,519,185	2,545,800	7,546,160	7,535,016
Cost of sales	1,827,494	1,825,367	5,492,924	5,343,336
Gross profit	691,691	720,433	2,053,236	2,191,680
Selling, general and administrative expenses	451,471	433,189	1,380,826	1,309,730
Operating income	240,220	287,244	672,410	881,950
Interest expense	9,316	9,025	30,310	24,416
Other (income) expense, net	52,713	706	45,929	6,794
Earnings before income taxes	178,191	277,513	596,171	850,740
Income tax expense	22,522	49,487	116,273	215,928
Net earnings including noncontrolling interest	155,669	228,026	479,898	634,812
Net income attributable to noncontrolling interest	151	1,013	354	2,447
Net earnings attributable to Mohawk Industries, Inc.	$155,518	227,013	479,544	632,365

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.16	3.03	6.63	8.46
Weighted-average common shares outstanding - basic	72,106	74,603	72,302	74,599

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.15	3.02	6.61	8.42
Weighted-average common shares outstanding - diluted	72,392	74,945	72,578	74,977

Other Financial Information
(Amounts in thousands)
Net cash provided by operating activities	$411,761	273,498	978,086	894,485
Depreciation and amortization	$144,920	132,972	422,693	382,673
Capital expenditures	$124,555	144,594	405,614	642,949

Condensed Consolidated Balance Sheet Data
(Amounts in thousands)
	September 28, 2019	September 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$111,303	91,351
Receivables, net	1,787,158	1,755,710
Inventories	2,337,952	2,214,295
Prepaid expenses and other current assets	491,367	487,114
Total current assets	4,727,780	4,548,470
Property, plant and equipment, net	4,600,630	4,586,236
Right of use operating lease assets	334,083	—
Goodwill	2,519,214	2,522,139
Intangible assets, net	916,953	944,661
Deferred income taxes and other non-current assets	294,102	399,420
Total assets	$13,392,762	13,000,926
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,273,158	1,333,853
Accounts payable and accrued expenses	1,738,859	1,623,418
Current operating lease liabilities	102,682	—
Total current liabilities	3,114,699	2,957,271
Long-term debt, less current portion	1,483,581	1,528,551
Non-current operating lease liabilities	238,560	—
Deferred income taxes and other long-term liabilities	790,643	912,100
Total liabilities	5,627,483	5,397,922
Redeemable noncontrolling interest	—	31,227
Total stockholders' equity	7,765,279	7,571,777
Total liabilities and stockholders' equity	$13,392,762	13,000,926

Segment Information	Three Months Ended		As of or for the Nine Months Ended
(Amounts in thousands)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Net sales:
Global Ceramic	$916,422	885,773	2,772,805	2,691,618
Flooring NA	1,001,908	1,047,540	2,907,327	3,055,468
Flooring ROW	600,855	612,487	1,866,028	1,787,930
Intersegment sales	—	—	—	—
Consolidated net sales	$2,519,185	2,545,800	7,546,160	7,535,016

Operating income (loss):
Global Ceramic	$84,410	118,716	286,886	366,893
Flooring NA	80,223	93,369	140,374	268,779
Flooring ROW	84,428	84,108	276,392	273,334
Corporate and intersegment eliminations	(8,841)	(8,949)	(31,242)	(27,056)
Consolidated operating income	$240,220	287,244	672,410	881,950

Assets:
Global Ceramic			$5,385,279	4,999,334
Flooring NA			4,020,205	3,989,784
Flooring ROW			3,736,296	3,709,623
Corporate and intersegment eliminations			250,982	302,185
Consolidated assets			$13,392,762	13,000,926

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
(Amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net earnings attributable to Mohawk Industries, Inc.	$155,518	227,013	479,544	632,365
Adjusting items:
Restructuring, acquisition and integration-related and other costs	1,542	19,890	49,877	58,036
Acquisitions purchase accounting, including inventory step-up	—	7,090	3,716	8,638
Impairment of investment in a manufacturer and distributor of Ceramic tile in China (1)	65,172	—	65,172	—
Release of indemnification asset	(659)	—	(659)	1,749
Income taxes - reversal of uncertain tax position	659	—	659	(1749)
Income taxes	(22,807)	(7,701)	(34,660)	35,465
Adjusted net earnings attributable to Mohawk Industries, Inc.	199,425	246,292	563,649	734,504

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.75	3.29	7.77	9.80
Weighted-average common shares outstanding - diluted	72,392	74,945	72,578	74,977

(1) In September, the US commerce department imposed a 104% countervailing duty on top of the 25% general tariffs on all ceramic produced in China. As a consequence, ceramic purchases from China will dramatically decline and Mohawk is taking a $65 million write off to our investment in a Chinese manufacturer and distributor.

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
September 28, 2019
Current portion of long-term debt and commercial paper	$1,273,158
Long-term debt, less current portion	1,483,581
Less: Cash and cash equivalents	111,303
Net Debt	$2,645,436

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	December 31, 2018	March 30, 2019	June 29, 2019	September 28, 2019	September 28, 2019
Operating income	$213,376	165,330	266,860	240,220	885,786
Other (expense) income	(504)	3,736	3,048	(52,713)	(46,433)
Net (income) loss attributable to noncontrolling interest	(704)	10	(213)	(151)	(1,058)
Depreciation and amortization	139,092	137,291	140,482	144,920	561,785
EBITDA	351,260	306,367	410,177	332,276	1,400,080
Restructuring, acquisition and integration-related and other costs	20,412	39,495	8,840	1,542	70,289
Impairment of investment in a manufacturer and distributor of Ceramic tile in China	—	—	—	65,172	65,172
Acquisitions purchase accounting, including inventory step-up	6,721	2,552	1,164	—	10,437
Release of indemnification asset	2,857	—	—	(659)	2,198
Adjusted EBITDA	$381,250	348,414	420,181	398,331	1,548,176

Net Debt to Adjusted EBITDA					1.7

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$2,519,185	2,545,800	7,546,160	7,535,016
Adjustment to net sales on constant shipping days	(1,332)	—	37,182	—
Adjustment to net sales on a constant exchange rate	35,215	—	159,570	—
Net sales on a constant exchange rate and constant shipping days	2,553,068	2,545,800	7,742,912	7,535,016
Less: impact of acquisition volume	(70,357)	—	(325,352)	—
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,482,711	2,545,800	7,417,560	7,535,016

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
Global Ceramic	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$916,422	885,773	2,772,805	2,691,618
Adjustment to net sales on constant shipping days	(1,332)	—	13,050	—
Adjustment to segment net sales on a constant exchange rate	8,364	—	52,478	—
Segment net sales on a constant exchange rate and constant shipping days	923,454	885,773	2,838,333	2,691,618
Less: impact of acquisition volume	(57,369)	—	(162,087)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$866,085	885,773	2,676,246	2,691,618

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
Flooring ROW	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$600,855	612,487	1,866,028	1,787,930
Adjustment to segment net sales on a constant exchange rate	26,852	—	107,092	—
Segment net sales on a constant exchange rate	627,707	612,487	1,982,617	1,787,930
Less: impact of acquisition volume	(12,988)	—	(163,265)	—
Segment net sales on a constant exchange rate excluding acquisition volume	$614,719	612,487	1,819,352	1,787,930

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	September 28, 2019	September 29, 2018
Gross Profit	$691,691	720,433
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	7,464	10,202
Acquisitions purchase accounting, including inventory step-up	—	7,090
Adjusted gross profit	$699,155	737,725

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	September 28, 2019	September 29, 2018
Selling, general and administrative expenses	$451,471	433,189
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(2,051)	(9,688)
Release of indemnification asset	(246)	—
Adjusted selling, general and administrative expenses	$449,174	423,501

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	September 28, 2019	September 29, 2018
Operating income	$240,220	287,244
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	9,515	19,890
Release of indemnification asset	246	—
Acquisitions purchase accounting, including inventory step-up	—	7,090
Adjusted operating income	$249,981	314,224

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	September 28, 2019	September 29, 2018
Operating income	$84,410	118,716
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	1,167	181
Adjusted segment operating income	$85,577	118,897

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	September 28, 2019	September 29, 2018
Operating income	$80,223	93,369
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,095	10,603
Adjusted segment operating income	$84,318	103,972

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	September 28, 2019	September 29, 2018
Operating income	$84,428	84,108
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	4,435	5,596
Acquisitions purchase accounting, including inventory step-up	—	7,090
Adjusted segment operating income	$88,863	96,794

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	September 28, 2019	September 29, 2018
Earnings before income taxes	$178,191	277,513
Noncontrolling interests	(151)	(1013)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	1,542	19,890
Acquisitions purchase accounting, including inventory step-up	—	7,090
Impairment of investment in a manufacturer and distributor of Ceramic tile in China	65,172	—
Release of indemnification asset	(659)	—
Adjusted earnings including noncontrolling interests before income taxes	$244,095	303,480

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	September 28, 2019	September 29, 2018
Income tax expense	$22,522	49,487
Income taxes - reversal of uncertain tax position	(659)	—
Income tax effect of adjusting items	22,807	7,701
Adjusted income tax expense	$44,670	57,188

Adjusted income tax rate	18.3%	18.8%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, acquisition purchase accounting, including inventory step-up, release of indemnification assets and the reversal of uncertain tax positions.